Exhibit 99.1
For Immediate Release
HOLLY CORPORATION REPORTS FOURTH QUARTER AND RECORD FULL YEAR 2007 RESULTS
     Dallas, Texas, February 19, 2008 — Holly Corporation (NYSE-HOC) (“Holly” or the “Company”) today reported quarterly net income of $49.8 million ($0.92 per basic and $0.90 per diluted share) for the three months ended December 31, 2007, compared to net income of $47.7 million ($0.86 per basic and $0.84 per diluted share) for the three months ended December 31, 2006. Net income was a record $334.1 million ($6.09 per basic and $5.98 per diluted share) for the year ended December 31, 2007, compared to net income of $266.6 million ($4.68 per basic and $4.58 per diluted share) for the year ended December 31, 2006.
     Net income increased by 5% or $2.2 million for the three months ended December 31, 2007, as compared to the three months ended December 31, 2006, principally due to the positive effects of increased sales of sulfur credits, higher sales of produced refined products, lower general and administrative expenses, increased earnings from our equity interest in Holly Energy Partners, L.P., an increase in interest income and a decrease in income taxes. All of these factors were partially offset by lower refinery gross margins and higher operating expenses. Sulfur credit sales totaled $15.1 million for the three months ended December 31, 2007, an increase of $11.1 million over the three months ended December 31, 2006. For the three months ended December 31, 2007, volumes of produced refined products sold increased by 6,910 barrels per day (“BPD”) or 6% as compared to the three months ended December 31, 2006. Overall refinery gross margins were $9.83 per produced barrel for the three months ended December 31, 2007, as compared to $12.08 for the three months ended December 31, 2006. Overall sales and other revenues for the three months ended December 31, 2007 increased 54% or $502.1 million, as compared to the three months ended December 31, 2006. The increase is principally due to higher sales prices in the fourth quarter of 2007 as compared to 2006.

     Net income from continuing operations increased by 35% or $87.2 million for the year ended December 31, 2007, as compared to the year ended December 31, 2006, principally due to an overall increase in refined product margins during the first half of the current year combined with an increase in volumes of produced refined products sold, partially offset by an increase in total operating costs and expenses and an overall decrease in refined product margins during the second half of the year. Overall refinery gross margins were $16.74 per produced barrel for the year ended December 31, 2007, as compared to $15.78 for the year ended December 31, 2006. Overall sales and other revenues for the year ended December 31, 2007 increased 19% or $768.5 million, as compared to the year ended December 31, 2006.
     The increase in volume of produced refined products sold for the year ended December 31, 2007, as compared to the same period in 2006, is attributable to increased production levels during the current year. Our production levels were lower for the year ended December 31, 2006 due to planned downtime attributable to our ultra low sulfur diesel (“ULSD”) fuel project at our Navajo Refinery during the second quarter of 2006. Also contributing to our production increase for the year ended December 31, 2007 as compared to 2006 is an increase in production levels at our Navajo Refinery following an 8,000 barrels per stream day (“BPSD”) refinery expansion in mid-year 2006 combined with an additional 2,000 BPSD expansion in mid-year 2007. For the year ended December 31, 2007, our consolidated refinery production levels increased by 7,540 BPD or 7% as compared to 2006.
     “We are extremely pleased with our 2007 results. 2007 was our fourth consecutive record year, with net income from continuing operations increasing 35% over our previous 2006 record results. Higher gross margins at our Woods Cross Refinery, record overall refinery production levels and lower per barrel operating expenses resulted in significantly improved financial results,” said Matthew Clifton, Chairman of the Board and Chief Executive Officer of Holly. “During the year, we also made substantial progress on both our Woods Cross and Navajo Refinery expansion and crude flexibility capital projects. These projects, expected to be completed at the end of the third quarter of 2008 and during 2009, respectively, remain on budget. Furthermore, our Salt Lake City to Las Vegas joint venture pipeline, expected to be operational in mid 2009, also remains on budget. Finally, we continued to return cash to our shareholders, spending $211.1 million to purchase approximately 4.0 million shares during 2007.

For 2007, we generated earnings before interest, taxes and depreciation (“EBITDA”) from continuing operations of $528.9 million as compared to $414.5 million of EBITDA from continuing operations for 2006.”
     Commenting on the fourth quarter, Clifton said “our fourth quarter 2007 results reflect the positive effects of increased sulfur credit sales and refinery gross margins at Woods Cross as compared to the same period in 2006. These factors were partially offset by lower refinery gross margins at our Navajo Refinery. Gross margins at the Navajo Refinery were negatively impacted during the fourth quarter of 2007, by lower West Coast gasoline prices which indirectly affect gasoline prices in the Phoenix market, one of Navajo’s primary markets.”
     The Company has scheduled a conference call for today, February 19, 2008 at 10:00AM EST to discuss financial results. Listeners may access this call by dialing (888) 548-4639. The ID# for this call is 31093355. Listeners may access the call via the internet at: http://www.videonewswire.com/event.asp?id=45093. Additionally, listeners may replay this call approximately two hours after the call concludes by dialing (800) 642-1687. This audio archive will be available for two weeks.
     Holly Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high value light products such as gasoline, diesel fuel and jet fuel. Holly operates through its subsidiaries an 85,000 BPSD refinery located in New Mexico and a 26,000 BPSD refinery in Utah. Holly also owns a 45% interest (including the general partner interest) in Holly Energy Partners, L.P., which through subsidiaries owns or leases approximately 1,700 miles of petroleum product pipelines in Texas, New Mexico and Oklahoma and refined product terminals in several Southwest and Rocky Mountain states.
     The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Such differences could be caused by a number of factors including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, effects of governmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the ability of the Company to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations, the Company’s efficiency in carrying out construction projects, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions, and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS
Financial Data (all information in this release is unaudited)

	Three Months Ended
	December 31,		Change from 2006
	2007	2006	Change	Percent
	(In thousands, except per share data)

Sales and other revenues	$1,440,207	$938,090	$502,117	53.5%
Operating costs and expenses:
Cost of products sold (exclusive of depreciation, depletion and amortization)	1,295,066	786,601	508,465	64.6
Operating expenses (exclusive of depreciation, depletion and amortization)	55,851	52,755	3,096	5.9
General and administrative expenses (exclusive of depreciation, depletion and amortization)	12,780	18,442	(5,662)	(30.7)
Depreciation, depletion and amortization	10,833	11,534	(701)	(6.1)
Exploration expenses, including dry holes	101	157	(56)	(35.7)

Total operating costs and expenses	1,374,631	869,489	505,142	58.1

Income from operations	65,576	68,601	(3,025)	(4.4)
Other income (expense):
Equity in earnings of HEP	5,245	4,605	640	13.9
Interest income	4,611	2,867	1,744	60.8
Interest expense	(246)	(261)	15	(5.7)

	9,610	7,211	2,399	33.3

Income from continuing operations before income taxes	75,186	75,812	(626)	(0.8)
Income tax provision	25,353	27,004	(1,651)	(6.1)

Income from continuing operations	49,833	48,808	1,025	2.1
Loss from discontinued operations, net of taxes	—	(1,149)	1,149	(100.0)

Net income	$49,833	$47,659	$2,174	4.6%

Basic earnings per share:
Continuing operations	$0.92	$0.88	$0.04	4.5%
Discontinued operations	—	(0.02)	0.02	(100.0)

Net income	$0.92	$0.86	$0.06	7.0%

Diluted earnings per share:
Continuing operations	$0.90	$0.86	$0.04	4.7%
Discontinued operations	—	(0.02)	0.02	(100.0)

Net income	$0.90	$0.84	$0.06	7.1%

Cash dividends declared per common share	$0.12	$0.08	$0.04	50.0%

Average number of common shares outstanding:
Basic	54,451	55,741	(1,290)	(2.3)%
Diluted	55,098	56,965	(1,867)	(3.3)%

	Years Ended
	December 31,		Change from 2006
	2007	2006	Change	Percent
	(In thousands, except per share data)

Sales and other revenues	$4,791,742	$4,023,217	$768,525	19.1%
Operating costs and expenses:
Cost of products sold (exclusive of depreciation, depletion and amortization)	4,003,488	3,349,404	654,084	19.5
Operating expenses (exclusive of depreciation, depletion and amortization)	209,281	208,460	821	0.4
General and administrative expenses (exclusive of depreciation, depletion and amortization)	68,773	63,255	5,518	8.7
Depreciation, depletion and amortization	43,456	39,721	3,735	9.4
Exploration expenses, including dry holes	412	486	(74)	(15.2)

Total operating costs and expenses	4,325,410	3,661,326	664,084	18.1

Income from operations	466,332	361,891	104,441	28.9
Other income (expense):
Equity in earnings of HEP	19,109	12,929	6,180	47.8
Interest income	15,089	9,757	5,332	54.6
Interest expense	(1,086)	(1,076)	(10)	0.9

	33,112	21,610	11,502	53.2

Income from continuing operations before income taxes	499,444	383,501	115,943	30.2
Income tax provision	165,316	136,603	28,713	21.0

Income from continuing operations	334,128	246,898	87,230	35.3
Income from discontinued operations, net of taxes	—	19,668	(19,668)	(100.0)

Net income	$334,128	$266,566	$67,562	25.3%

Basic earnings per share:
Continuing operations	$6.09	$4.33	$1.76	40.6%
Discontinued operations	—	0.35	(0.35)	(100.0)

Net income	$6.09	$4.68	$1.41	30.1%

Diluted earnings per share:
Continuing operations	$5.98	$4.24	$1.74	41.0%
Discontinued operations	—	0.34	(0.34)	(100.0)

Net income	$5.98	$4.58	$1.40	30.6%

Cash dividends declared per common share	$0.46	$0.29	$0.17	58.6%

Average number of common shares outstanding:
Basic	54,852	56,976	(2,124)	(3.7)%
Diluted	55,850	58,210	(2,360)	(4.1)%
Balance Sheet Data

	December 31,	December 31,
	2007	2006
	(In thousands)

Cash, cash equivalents and investments in marketable securities	$329,784	$255,953
Working capital	$216,541	$240,181
Total assets	$1,663,945	$1,237,869
Stockholders’ equity	$593,794	$466,094

Refining Operating Data
Our refinery operations include the Navajo Refinery and the Woods Cross Refinery. The following tables set forth information, including non-GAAP performance measures about our refinery operations. The cost of products and refinery gross margin do not include the effect of depreciation, depletion and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2007	2006	2007	2006
Navajo Refinery
Crude charge (BPD) (1)	82,180	83,060	79,460	72,930
Refinery production (BPD) (2)	93,550	93,100	87,930	80,540
Sales of produced refined products (BPD)	99,080	92,580	88,920	79,940
Sales of refined products (BPD) (3)	105,550	102,770	100,460	93,660

Refinery utilization (4)	96.7%	101.3%	94.6%	92.9%

Average per produced barrel (5)
Net sales	$99.39	$70.90	$89.68	$79.62
Cost of products (6)	91.44	59.60	74.10	64.25

Refinery gross margin	7.95	11.30	15.58	15.37
Refinery operating expenses (7)	4.11	4.10	4.30	4.74

Net operating margin	$3.84	$7.20	$11.28	$10.63

Feedstocks:
Sour crude oil	81%	76%	82%	80%
Sweet crude oil	5%	10%	9%	8%
Other feedstocks and blends	14%	14%	9%	12%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	60%	61%	59%	60%
Diesel fuels	30%	28%	30%	28%
Jet fuels	2%	3%	3%	4%
Fuel oil	4%	2%	3%	2%
Asphalt	2%	3%	2%	3%
LPG and other	2%	3%	3%	3%

Total	100%	100%	100%	100%

Woods Cross Refinery
Crude charge (BPD) (1)	23,560	22,190	24,030	23,640
Refinery production (BPD) (2)	24,980	23,910	25,340	25,190
Sales of produced refined products (BPD)	25,040	24,630	26,130	25,150
Sales of refined products (BPD) (3)	25,040	25,730	26,340	26,210

Refinery utilization (4)	90.6%	85.3%	92.4%	90.9%

Average per produced barrel (5)
Net sales	$100.79	$72.20	$90.09	$82.09
Cost of products (6)	83.51	57.15	69.40	64.99

Refinery gross margin	17.28	15.05	20.69	17.10
Refinery operating expenses (7)	5.47	5.49	4.86	5.13

Net operating margin	$11.81	$9.56	$15.83	$11.97

	Three Months Ended		Years Ended
	December 31,		December 31,
	2007	2006	2007	2006
Woods Cross Refinery
Feedstocks:
Sour crude oil	7%	—%	3%	2%
Sweet crude oil	87%	90%	89%	89%
Other feedstocks and blends	6%	10%	8%	9%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	71%	60%	63%	63%
Diesel fuels	24%	26%	27%	28%
Jet fuels	—%	1%	2%	2%
Fuel oil	2%	8%	5%	5%
Asphalt	1%	—%	1%	—%
LPG and other	2%	5%	2%	2%

Total	100%	100%	100%	100%

Consolidated
Crude charge (BPD) (1)	105,740	105,250	103,490	96,570
Refinery production (BPD) (2)	118,530	117,010	113,270	105,730
Sales of produced refined products (BPD)	124,120	117,210	115,050	105,090
Sales of refined products (BPD) (3)	130,590	128,500	126,800	119,870

Refinery utilization (4)	95.3%	97.5%	94.1%	92.4%

Average per produced barrel (5)
Net sales	$99.67	$71.17	$89.77	$80.21
Cost of products (6)	89.84	59.09	73.03	64.43

Refinery gross margin	9.83	12.08	16.74	15.78
Refinery operating expenses (7)	4.39	4.39	4.43	4.83

Net operating margin	$5.44	$7.69	$12.31	$10.95

Feedstocks:
Sour crude oil	66%	61%	62%	61%
Sweet crude oil	22%	26%	26%	28%
Other feedstocks and blends	12%	13%	12%	11%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	62%	61%	60%	61%
Diesel fuels	29%	28%	29%	28%
Jet fuels	2%	3%	2%	3%
Fuel oil	3%	3%	4%	3%
Asphalt	2%	2%	2%	2%
LPG and other	2%	3%	3%	3%

Total	100%	100%	100%	100%

(1)	Crude charge represents the barrels per day of crude oil processed at the crude units at our refineries.

(2)	Refinery production represents the barrels per day of refined products yielded from processing crude and other refinery feedstocks through the crude units and other conversion units at our refineries.

(3)	Includes refined products purchased for resale.

(4)	Represents crude charge divided by total crude capacity (BPSD). Crude capacity for the Navajo Refinery was increased from 75,000 BPSD to 83,000 BPSD during 2006 and increased by 2,000 BPSD to 85,000 BPSD in mid-year 2007, increasing our consolidated crude capacity to 111,000 BPSD.

(5)	Represents average per barrel amounts for produced refined products sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are located under “Reconciliations to Amounts Reported under Generally Accepted Accounting Principles” below.

(6)	Transportation costs billed from HEP are included in cost of products.

(7)	Represents operating expenses of our refineries, exclusive of depreciation, depletion, and amortization, and excludes refining segment expenses of product pipelines and terminals.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles
Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) to amounts reported under generally accepted accounting principles in financial statements.
Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income plus (i) interest expense net of interest income, (ii) income tax provision, and (iii) depreciation, depletion and amortization. EBITDA is not a calculation based upon accounting principles generally accepted in the United States; however, the amounts included in the EBITDA calculation are derived from amounts included in our consolidated financial statements. EBITDA should not be considered as an alternative to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled measures of other companies. EBITDA is presented here because it is a widely used financial indicator used by investors and analysts to measure performance. EBITDA is also used by our management for internal analysis and as a basis for financial covenants. We are reporting EBITDA from continuing operations.
Set forth below is our calculation of EBITDA from continuing operations.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2007	2006	2007	2006
	(In thousands)
Income from continuing operations	$49,833	$48,808	$334,128	$246,898
Add provision for income tax	25,353	27,004	165,316	136,603
Add interest expense	246	261	1,086	1,076
Subtract interest income	(4,611)	(2,867)	(15,089)	(9,757)
Add depreciation and amortization	10,833	11,534	43,456	39,721

EBITDA from continuing operations	$81,654	$84,740	$528,897	$414,541

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.
Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis.
We calculate refinery gross margin and net operating margin using net sales, cost of products and operating expenses, in each case averaged per produced barrel sold. These two margins do not include the effect of depreciation, depletion and amortization. Each of these component performance measures can be reconciled directly to our Consolidated Statements of Income.
Other companies in our industry may not calculate these performance measures in the same manner.

Refinery Gross Margin
Refinery gross margin per barrel is the difference between average net sales price and average cost of products per barrel of produced refined products. Refinery gross margin for each of our refineries and for both of our refineries on a consolidated basis is calculated as shown below.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2007	2006	2007	2006
Average per produced barrel:

Navajo Refinery
Net sales	$99.39	$70.90	$89.68	$79.62
Less cost of products	91.44	59.60	74.10	64.25

Refinery gross margin	$7.95	$11.30	$15.58	$15.37

Woods Cross Refinery
Net sales	$100.79	$72.20	$90.09	$82.09
Less cost of products	83.51	57.15	69.40	64.99

Refinery gross margin	$17.28	$15.05	$20.69	$17.10

Consolidated
Net sales	$99.67	$71.17	$89.77	$80.21
Less cost of products	89.84	59.09	73.03	64.43

Refinery gross margin	$9.83	$12.08	$16.74	$15.78

Net Operating Margin
Net operating margin per barrel is the difference between refinery gross margin and refinery operating expenses per barrel of produced refined products. Net operating margin for each of our refineries and for both of our refineries on a consolidated basis is calculated as shown below.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2007	2006	2007	2006
Average per produced barrel:

Navajo Refinery
Refinery gross margin	$7.95	$11.30	$15.58	$15.37
Less refinery operating expenses	4.11	4.10	4.30	4.74

Net operating margin	$3.84	$7.20	$11.28	$10.63

Woods Cross Refinery
Refinery gross margin	$17.28	$15.05	$20.69	$17.10
Less refinery operating expenses	5.47	5.49	4.86	5.13

Net operating margin	$11.81	$9.56	$15.83	$11.97

Consolidated
Refinery gross margin	$9.83	$12.08	$16.74	$15.78
Less refinery operating expenses	4.39	4.39	4.43	4.83

Net operating margin	$5.44	$7.69	$12.31	$10.95

Below are reconciliations to our Consolidated Statements of Income for (i) net sales, cost of products and operating expenses, in each case averaged per produced barrel sold, and (ii) net operating margin and refinery gross margin. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliations of refined product sales from produced products sold to total sales and other revenues

	Three Months Ended		Years Ended
	December 31,		December 31,
	2007	2006	2007	2006
Navajo Refinery
Average sales price per produced barrel sold	$99.39	$70.90	$89.68	$79.62
Times sales of produced refined products sold (BPD)	99,080	92,580	88,920	79,940
Times number of days in period	92	92	365	365

Refined product sales from produced products sold	$905,976	$603,881	$2,910,636	$2,323,160

Woods Cross Refinery
Average sales price per produced barrel sold	$100.79	$72.20	$90.09	$82.09
Times sales of produced refined products sold (BPD)	25,040	24,630	26,130	25,150
Times number of days in period	92	92	365	365

Refined product sales from produced products sold	$232,188	$163,602	$859,229	$753,566

Sum of refined products sales from produced products sold from our two refineries (4)	$1,138,164	$767,483	$3,769,865	$3,076,726
Add refined product sales from purchased products and rounding(1)	61,759	82,662	383,396	480,641

Total refined products sales	1,199,923	850,145	4,153,261	3,557,367
Add direct sales of excess crude oil(2)	194,350	48,624	491,150	323,002
Add other refining segment revenue(3)	45,287	38,610	145,753	141,605

Total refining segment revenue	1,439,560	937,379	4,790,164	4,021,974
Add corporate and other revenues	647	824	1,578	1,752
Subtract consolidations and eliminations	—	(113)	—	(509)

Sales and other revenues	$1,440,207	$938,090	$4,791,742	$4,023,217

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(2)	We purchase crude oil and enter into buy/sell exchanges in excess of the needs to supply our refineries. Certain direct sales of this excess crude oil are made to purchasers or users of crude oil. Under new accounting guidance, these sales and related purchases starting April 1, 2006 are being measured at fair value and accounted for as revenues with the related acquisition costs included as cost of products sold. Prior to April 1, 2006, sales and cost of sales attributable to such excess crude oil direct sales were netted and presented in cost of products sold.

(3)	Other refining segment revenue includes the revenues associated with NK Asphalt Partners and revenue derived from sulfur credit sales.

(4)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2007	2006	2007	2006

Average sales price per produced barrel sold	$99.67	$71.17	$89.77	$80.21
Times sales of produced refined products sold (BPD)	124,120	117,210	115,050	105,090
Times number of days in period	92	92	365	365

Refined product sales from produced products sold	$1,138,164	$767,483	$3,769,865	$3,076,726

Reconciliation of average cost of products per produced barrel sold to total costs of products sold

	Three Months Ended		Years Ended
	December 31,		December 31,
	2007	2006	2007	2006
Navajo Refinery
Average cost of products per produced barrel sold	$91.44	$59.60	$74.10	$64.25
Times sales of produced refined products sold (BPD)	99,080	92,580	88,920	79,940
Times number of days in period	92	92	365	365

Cost of products for produced products sold	$833,509	$507,635	$2,404,975	$1,874,693

	Three Months Ended		Years Ended
	December 31,		December 31,
	2007	2006	2007	2006
Woods Cross Refinery
Average cost of products per produced barrel sold	$83.51	$57.15	$69.40	$64.99
Times sales of produced refined products sold (BPD)	25,040	24,630	26,130	25,150
Times number of days in period	92	92	365	365

Cost of products for produced products sold	$192,380	$129,500	$661,899	$596,592

Sum of cost of products for produced products sold from our two refineries (4)	$1,025,889	$637,135	$3,066,874	$2,471,285
Add refined product costs from purchased products sold and rounding (1)	56,341	77,946	374,432	473,903

Total refined cost of products sold	1,082,230	715,081	3,441,306	2,945,188
Add crude oil cost of direct sales of excess crude oil(2)	194,933	49,413	492,222	323,337
Add other refining segment costs of products sold(3)	17,903	22,220	69,960	81,388

Total refining segment cost of products sold	1,295,066	786,714	4,003,488	3,349,913
Subtract consolidations and eliminations	—	(113)	—	(509)

Costs of products sold (exclusive of depreciation, depletion and amortization)	$1,295,066	$786,601	$4,003,488	$3,349,404

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(2)	We purchase crude oil and enter into buy/sell exchanges in excess of the needs to supply our refineries. Certain direct sales of this excess crude oil are made to purchasers or users of crude oil. Under new accounting guidance, these sales and related purchases starting April 1, 2006 are being measured at fair value and accounted for as revenues with the related acquisition costs included as cost of products sold. Prior to April 1, 2006, sales and cost of sales attributable to such excess crude oil direct sales were netted and presented in cost of products sold.

(3)	Other refining segment costs of products sold includes the costs of products for NK Asphalt Partners and costs attributable to sulfur credit sales.

(4)	The above calculations of costs of products from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2007	2006	2007	2006

Average cost of products per produced barrel sold	$89.84	$59.09	$73.03	$64.43
Times sales of produced refined products sold (BPD)	124,120	117,210	115,050	105,090
Times number of days in period	92	92	365	365

Cost of products for produced products sold	$1,025,889	$637,135	$3,066,874	$2,471,285

Reconciliation of average refinery operating expenses per produced barrel sold to total operating expenses

	Three Months Ended		Years Ended
	December 31,		December 31,
	2007	2006	2007	2006
Navajo Refinery
Average refinery operating expenses per produced barrel sold	$4.11	$4.10	$4.30	$4.74
Times sales of produced refined products sold (BPD)	99,080	92,580	88,920	79,940
Times number of days in period	92	92	365	365

Refinery operating expenses for produced products sold	$37,464	$34,921	$139,560	$138,304

Woods Cross Refinery
Average refinery operating expenses per produced barrel sold	$5.47	$5.49	$4.86	$5.13
Times sales of produced refined products sold (BPD)	25,040	24,630	26,130	25,150
Times number of days in period	92	92	365	365

Refinery operating expenses for produced products sold	$12,601	$12,440	$46,352	$47,092

	Three Months Ended		Years Ended
	December 31,		December 31,
	2007	2006	2007	2006

Sum of refinery operating expenses per produced products sold from our two refineries (2)	$50,065	$47,361	$185,912	$185,396
Add other refining segment operating expenses and rounding (1)	5,785	5,385	23,357	23,015

Total refining segment operating expenses	55,850	52,746	209,269	208,411
Add corporate and other costs	1	9	12	49

Operating expenses (exclusive of depreciation, depletion and amortization)	$55,851	$52,755	$209,281	$208,460

(1)	Other refining segment operating expenses include the marketing costs associated with our refining segment and the operating expenses of NK Asphalt Partners.

(2)	The above calculations of refinery operating expenses from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2007	2006	2007	2006

Average refinery operating expenses per produced barrel sold	$4.39	$4.39	$4.43	$4.83
Times sales of produced refined products sold (BPD)	124,120	117,210	115,050	105,090
Times number of days in period	92	92	365	365

Refinery operating expenses for produced products sold	$50,065	$47,361	$185,912	$185,396

Reconciliation of net operating margin per barrel to refinery gross margin per barrel to total sales and other revenues

	Three Months Ended		Years Ended
	December 31,		December 31,
	2007	2006	2007	2006
Navajo Refinery
Net operating margin per barrel	$3.84	$7.20	$11.28	$10.63
Add average refinery operating expenses per produced barrel	4.11	4.10	4.30	4.74

Refinery gross margin per barrel	7.95	11.30	15.58	15.37
Add average cost of products per produced barrel sold	91.44	59.60	74.10	64.25

Average net sales per produced barrel sold	$99.39	$70.90	$89.68	$79.62
Times sales of produced refined products sold (BPD)	99,080	92,580	88,920	79,940
Times number of days in period	92	92	365	365

Refined product sales from produced products sold	$905,976	$603,881	$2,910,636	$2,323,160

Woods Cross Refinery
Net operating margin per barrel	$11.81	$9.56	$15.83	$11.97
Add average refinery operating expenses per produced barrel	5.47	5.49	4.86	5.13

Refinery gross margin per barrel	17.28	15.05	20.69	17.10
Add average cost of products per produced barrel sold	83.51	57.15	69.40	64.99

Average net sales per produced barrel sold	$100.79	$72.20	$90.09	$82.09
Times sales of produced refined products sold (BPD)	25,040	24,630	26,130	25,150
Times number of days in period	92	92	365	365

Refined product sales from produced products sold	$232,188	$163,602	$859,229	$753,566

Sum of refined products sales from produced products sold from our two refineries (4)	$1,138,164	$767,483	$3,769,865	$3,076,726
Add refined product sales from purchased products and rounding (1)	61,759	82,662	383,396	480,641

Total refined product sales	1,199,923	850,145	4,153,261	3,557,367
Add direct sales of excess crude oil(2)	194,350	48,624	491,150	323,002
Add other refining segment revenue (3)	45,287	38,610	145,753	141,605

Total refining segment revenue	1,439,560	937,379	4,790,164	4,021,974
Add corporate and other revenues	647	824	1,578	1,752
Subtract consolidations and eliminations	—	(113)	—	(509)

Sales and other revenues	$1,440,207	$938,090	$4,791,742	$4,023,217

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products or to meet delivery commitments.

(2)	We purchase crude oil and enter into buy/sell exchanges in excess of the needs to supply our refineries. Certain direct sales of this excess crude oil are made to purchasers or users of crude oil. Under new accounting guidance, these sales and related purchases starting April 1, 2006 are being measured at fair value and accounted for as revenues with the related acquisition costs included as cost of products sold. Prior to April 1, 2006, sales and cost of sales attributable to such excess crude oil direct sales were netted and presented in cost of products sold.

(3)	Other refining segment revenue includes the revenues associated with NK Asphalt Partners and revenue derived from sulfur credit sales.

(4)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2007	2006	2007	2006

Net operating margin per barrel	$5.44	$7.69	$12.31	$10.95
Add average refinery operating expenses per produced barrel	4.39	4.39	4.43	4.83

Refinery gross margin per barrel	9.83	12.08	16.74	15.78
Add average cost of products per produced barrel sold	89.84	59.09	73.03	64.43

Average sales price per produced barrel sold	$99.67	$71.17	$89.77	$80.21
Times sales of produced refined products sold (BPD)	124,120	117,210	115,050	105,090
Times number of days in period	92	92	365	365

Refined product sales from produced products sold	$1,138,136	$767,483	$3,769,734	$3,076,726

FOR FURTHER INFORMATION, Contact:
Bruce R. Shaw, Senior Vice President and
   Chief Financial Officer
M. Neale Hickerson, Vice President,
   Investor Relations
Holly Corporation
214/871-3555